EXHIBIT 7

            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                                                                               Year ended
                                                                              December 31,
                                                                                     2001
                                                                             ------------
                                                                              ($ million)


Profit before taxation...............................................              13,100
BP's share of income in excess of dividends from joint ventures and
  associated undertakings............................................                (357)
Capitalized interest.................................................                 (81)
                                                                             ------------
Profit as adjusted...................................................              12,662
                                                                             ============

Fixed charges
  Interest net of interest expense of joint ventures and associated undertakings and unwinding of discount and change in discount
      rate for provisions............................................               1,227
  Rental expense representative of interest..........................                 415
  Capitalized interest...............................................                  81
                                                                             ------------
                                                                                    1,723
                                                                             ============

Total adjusted earnings available for payment of fixed charges.......              14,385
                                                                             ============
Ratio of earnings to fixed charges...................................                 8.3
                                                                             ============

Total adjusted earnings available for payment of fixed charges, after taking account of adjustments to profit before taxation
  to accord with US GAAP............................................               11,277
                                                                             ============
Ratio of earnings to fixed charges with adjustments
  to accord with US GAAP............................................                  6.5
                                                                             ============
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